Exhibit 99.1

Ouster Bolsters Market Position, Reports Second-Highest Revenue Quarter

$8.6 million in revenue with 30% gross margins in Q1 2022

Reiterates FY 2022 guidance

SAN FRANCISCO, CA – May 3, 2022 – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading provider of high-resolution digital lidar sensors for the automotive, industrial, smart infrastructure, and robotics industries, today announced financial results for the three months ended March 31, 2022.

First Quarter 2022 Financial Highlights

•	$8.6 million in revenue, up 29% year over year.

•	30% gross margins, compared to 26% in the first quarter of 2021.

•	Shipped 1,550 sensors in the first quarter, up 58% year over year.

•	Increased the number of Strategic Customer Agreements to 72, up from 68 in the prior quarter, collectively representing over $550 million in contracted revenue opportunity through 2026.[1]

•	Net loss increased to $32 million, compared to $21 million in the first quarter 2021.

•	Adjusted EBITDA loss increased to $23 million, compared to $10 million in the first quarter 2021.

Ouster achieved its second highest revenue quarter despite expected variability in customer orders in the first quarter. The Company maintained industry-leading gross margins of 30% in the first quarter, as it successfully navigated global supply chain challenges and recorded a higher average selling price from spot buys across its four industry verticals.

“Following a breakout year in 2021, Ouster continued to see strong demand for our solutions, validating our position in the marketplace,” said Ouster CEO Angus Pacala. “Further, we maintained positive gross margins, introduced new solutions, and delivered on major automotive milestones along our product roadmap together with our strategic global automotive OEM partner.”

Business Updates

Achieved Major Automotive Milestones: Ouster made progress on its path towards automotive readiness with the introduction of its Chronos chip – an automotive-grade, fully custom digital lidar silicon receiver that will power its DF series to enable more performant, power efficient, and compact digital lidar sensors for mass production vehicles. Ouster further delivered on its DF series product roadmap, manufacturing its first A-sample in the first quarter, and achieved a major milestone in its strategic development agreement with its global automotive OEM partner, shipping the first A-sample in April 2022.

Introduced Joint Security Solution: Ouster executed on its go-to-market strategy within the smart infrastructure vertical with the launch of Ouster x Accur8vIsion, a joint security solution that combines

[1]

"Strategic Customer Agreements" or "SCAs" establish a multi-year purchase and supply framework for Ouster and the customer, and include details about customer programs and applications where the customer intends to use Ouster products. SCAs also include multi-year non-binding customer forecasts (typically of three to five years in length) giving Ouster visibility to the customer’s long-term purchasing requirements, mutually agreed upon pricing over the duration of the agreement, and in certain cases include multi-year binding purchase commitments. "Contracted revenue opportunity" represents the sum of both binding purchase commitments and non-binding forecasts. No assurances can be given that non-binding forecasts will mature into binding purchase commitments, or that any contracted revenue opportunity will result in revenue. No additional revenue opportunity beyond the customer’s actual forecast has been imputed.

3D digital lidar with industry-leading security software to target the multibillion dollar security market. The Company believes this collaboration will accelerate the adoption of digital lidar by providing a more flexible and performant security system than the camera-based systems on the market today.

Continued Customer Traction: In the first quarter, Ouster sold sensors to 90 new customers2 and increased the number of multi-year SCAs to 72. Revenue in the first quarter was driven by shipments to multiple trucking companies; autonomous bus, shuttle, and robotaxi customers; large industrial OEMs for material handling applications; multiple warehouse automation customers; customers deploying intelligent transportation applications; and a diverse set of emerging robotics customers for drone-based mapping and inspection systems, sanitation vehicles, defense applications, and last-mile delivery robots.

Strengthened Financial Position: Following the close of the first quarter, Ouster further strengthened its financial position with a $50 million term loan with no dilution to equity holders, including immediate access to $40 million in cash and a potential additional $10 million in 2023, subject to satisfying certain conditions. Please see the Company’s Current Report on Form 8-K filed with the SEC on dated April 29, 2022 for further details.

2022 Outlook

Ouster reiterates its FY 2022 guidance of $65 million to $85 million in revenue and 25% to 30% gross margins.

The Company’s bottom up analysis – based on sales pipeline, bookings, and commercial expansion plans coupled with major product announcements planned for later in the year – provides a commercial path to deliver on its full year 2022 revenue and margin guidance, which it expects will follow a similar trajectory to 2021 with larger customer orders and shipments hitting in the second half of the year.

“Our go-to-market strategy, leading cost structure, and continued customer traction across each of our four verticals help position us to drive near and long-term revenue growth,” said Ouster CFO Anna Brunelle. “We continue to increase our foundation of pre-production and production customers, and build greater predictability into our business as the industry matures. This, coupled with our bottom-up commercial pipeline, supports our Full Year 2022 guidance.”

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5 p.m. EST today, May 3rd, to discuss its financial results and business outlook. To access the call, please register by visiting the website https://conferencingportals.com/event/xojjoxlp.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast and related presentation materials will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com. A telephonic replay of the conference call will be available through May 17, 2022. To access the replay, please dial (800) 770-2030 from the U.S. or (647) 362-9199 from outside the U.S. and enter the conference ID number: 93428.

[2]	“Customer” is defined as having purchased a sensor within the past twelve months ended March 31, 2022.

About Ouster

Ouster (NYSE: OUST) is building a safer and more sustainable future through its high-resolution digital lidar sensors for the automotive, industrial, smart infrastructure, and robotics industries. Ouster’s sensors offer an excellent combination of price and performance with the flexibility to span hundreds of use-cases and enable revolutionary autonomy across industries. With a global team and high-volume manufacturing, Ouster supports over 600 customers in over 50 countries. Ouster is headquartered in San Francisco, CA with offices in the Americas, Europe, Asia-Pacific, and the Middle East. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Ouster’s technological advancements, strategic partnerships and outlook, its ability to meet its revenue goals and guidance, its strategy, and market positioning, effects of bottoms-up analysis and cost structure, sales pipeline, bookings and commercial expansion plans, anticipated product announcements, ability to drive near and long term revenue growth, and building greater predictability in our business. Forward-looking statements give Ouster’s current expectations and projections relating to its financial condition, competitive position, financial position, future results of operations, plans, objectives, future orders whether binding or non-binding, and business. You may identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim”, “anticipate”, “estimate”, “expect”, “project”, “plan”, “forecast”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including but not limited to Ouster’s limited operating history and history of losses; the negotiating power and product standards of its customers; fluctuations in its operating results; supply chain constraints and challenges; cancellation or postponement of contracts or unsuccessful implementations; the adoption of its products and the growth of the lidar market generally; its ability to grow its sales and marketing organization; substantial research and development costs needed to develop and commercialize new products; the competitive environment in which it operates; selection of its products for inclusion in target markets; its future capital needs and ability to secure additional capital on favorable terms or at all; its ability to use tax attributes; its dependence on key third party suppliers, in particular Benchmark Electronics, Inc., and manufacturers; ability to maintain inventory and the risk of inventory write-downs; inaccurate forecasts of market growth; its ability to manage growth; the creditworthiness of customers; risks related to acquisitions; risks related to international operations; risks of product delivery problems or defects; costs associated with product warranties; its ability to maintain competitive average selling prices or high sales volumes or reduce product costs; conditions in its customers’ industries; its ability to recruit and retain key personnel; its use of professional employer organizations; its ability to adequately protect and enforce its intellectual property rights; its ability to effectively respond to evolving regulations and standards; risks related to operating as a public company; risks related to the COVID-19 pandemic; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in other reports the Company files with or furnishes to the Securities and Exchange Commission. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as required by law, even if subsequent events cause its views to change.

The financials herein are unaudited and subject to the finalization of year-end audit procedures. In addition see information below concerning non-GAAP financial measures:

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measure of Adjusted EBITDA is useful in evaluating its operating performance. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, depreciation and amortization and other non-recurring expenses. Ouster believes that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

Sarah Ewing

investors@ouster.io

For Media

Heather Shapiro

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share data)

	March 31,	December 31
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$160,783	$182,644
Restricted cash, current	977	977
Accounts receivable, net	9,881	10,723
Inventory	11,619	7,448
Prepaid expenses and other current assets	3,006	5,566

Total current assets	186,266	207,358
Property and equipment, net	8,968	10,054
Operating lease, right-of-use assets	14,582	15,156
Goodwill	51,076	51,076
Intangible assets, net	21,530	22,652
Restricted cash, non-current	1,035	1,035
Other non-current assets	452	371

Total assets	$283,909	$307,702

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$9,469	$4,863
Accrued and other current liabilities	11,789	14,173
Operating lease liability, current portion	2,888	3,067

Total current liabilities	24,146	22,103
Operating lease liability, long-term portion	15,685	16,208
Warrant liabilities	5,881	7,626
Other non-current liabilities	1,018	1,065

Total liabilities	46,730	47,002

Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value per share; 100,000,000 shares authorized at March 31, 2022 and December 31, 2021; Nil shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively (aggregate liquidation preference of Nil at March 31, 2022 and December 31, 2021, respectively)	—	—

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at March 31, 2022 and December 31, 2021; 173,602,503 and 172,200,417 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	17	17
Additional paid-in capital	572,933	564,045
Accumulated deficit	(335,753)	(303,356)
Accumulated other comprehensive loss	(18)	(6)

Total stockholders’ equity	237,179	260,700

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$283,909	$307,702

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Product revenue	$8,558	$6,611
Cost of product revenue	5,967	4,868

Gross profit	2,591	1,743
Operating expenses:
Research and development	15,906	4,712
Sales and marketing	7,090	3,426
General and administrative	13,783	9,907

Total operating expenses	36,779	18,045

Loss from operations	(34,188)	(16,302)
Other (expense) income:
Interest income	154	1
Interest expense	—	(504)
Other income (expense), net	1,684	(4,152)

Total other expense, net	1,838	(4,655)

Loss before income taxes	(32,350)	(20,957)
Provision for income tax expense	47	—

Net loss and comprehensive loss	$(32,397)	$(20,957)

Other comprehensive loss:
Foreign currency translation adjustments	(12)	—
Total comprehensive loss	(32,409)	(20,957)

Net loss per common share, basic and diluted	$(0.19)	$(0.38)
Weighted-average shares used to compute basic and diluted net loss per share	170,906,196	55,688,281

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(32,397)	$(20,957)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,385	1,095
Stock-based compensation	8,750	5,256
Change in right-of-use asset	644	520
Interest expense on notes and convertible debt	—	36
Amortization of debt issuance costs and debt discount	—	250
Change in fair value of warrant liabilities	(1,745)	4, 152
Inventory write down	203	—
Gain from disposal of property and equipment	(100)	—
Changes in operating assets and liabilities:
Accounts receivable	842	(140)
Inventory	(4,373)	(476)
Prepaid expenses and other assets	2,480	(1,202)
Accounts payable	4,807	(1)
Accrued and other liabilities	(2,551)	(254)
Operating lease liability	(772)	(678)

Net cash used in operating activities	(21,827)	(12,399)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	275	—
Purchases of property and equipment	(416)	(597)

Net cash used in investing activities	(141)	(597)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the merger and private offering	—	291,454
Payment of offering costs	—	(26,116)
Repayment of debt	—	(7,000)
Proceeds from issuance of promissory notes to related parties	—	5,000
Repayment of promissory notes to related parties	—	(5,000)
Repurchase of common stock	(31)	(43)
Proceeds from exercise of stock options	209	504
Taxes paid related to net share settlement of equity awards	(59)	—

Net cash provided by financing activities	119	258,799

Effect of exchange rates on cash and cash equivalents	(12)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(21,862)	245,803
Cash, cash equivalents and restricted cash at beginning of period	184,657	12,642

Cash, cash equivalents and restricted cash at end of period	$162,795	$258,445

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$635

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING INFORMATION:
Property and equipment purchases included in accounts payable and accrued liabilities	$377	$100

Private placement warrants acquired as part of the merger	$—	$19,377

Issuance of redeemable convertible preferred stock upon exercise of warrants	$—	$58,097

Conversion of redeemable convertible preferred stock to common stock	$—	$97,322

Offering costs not yet paid	$—	$504

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP net loss	$(32,397)	$(20,957)
Interest expense (income), net	(154)	503
Other expense (income), net	(1,684)	4,152
Stock-based compensation(1)	8,750	5,256
Income taxes	47	—

Non-GAAP operating loss	(25,438)	(11,046)
Depreciation and amortization expense(2)	2,385	1,095

Adjusted EBITDA	$(23,053)	$(9,951)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$383	$118
Research and development	3,595	921
Sales and marketing	1,524	265
General and administrative	3,248	3,952

Total stock-based compensation	$8,750	$5,256

(2)	Includes depreciation and amortization expense as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$577	$350
Research and development	577	192
Sales and marketing	75	—
General and administrative	1,156	553

Total depreciation and amortization expense	$2,385	$1,095

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